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                                                                   EXHIBIT 23(E)

                      CONSENT OF BINGHAM, DANA & GOULD LLP

UST Corp.
40 Court Street
Boston, Massachusetts 02108

Ladies and Gentlemen:

     We hereby consent to the references to this Firm under the captions "THE AFFILIATION -- Certain Federal Income Tax Consequences" and "Legal Opinions" in the Joint Proxy Statement - Prospectus included in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on November 5, 1996 by UST Corp. in connection with the proposed merger of your subsidiary Mosaic Corp. with and into Walden Bancorp, Inc.

                                            Very truly yours,

                                            /S/ BINGHAM, DANA & GOULD LLP
                                            -----------------------------
                                            BINGHAM, DANA & GOULD LLP

November 5, 1996